CatchMark Timber Trust, Inc. RISI Forest Investment Conference May 8, 2019 Jerry Barag, Chief Executive Officer

SUMMARY • Since 2008, softwood sawtimber harvest levels in the US South have averaged less than annual inventory growth rates, increasing sawtimber supply levels • Oversupply of inventory has motivated manufactures to expand production in the US South • Both US and Canadian manufacturing companies have increased capital investment in the US South, both increasing output at existing mills and through greenfield projects • Barriers to entry will limit over expansion and drive the geographical placement of capital expenditures in mills • Public timber companies have allocated cash surpluses from previous strong lumber markets into share buybacks, capital improvements on manufacturing assets, and purchases of timberland • This investment allocation has been applied unevenly, and not all Southern markets should be viewed the same 2

SAWTIMBER INVENTORIES AND SOUTHERN MILL EXPANSION • US South softwood sawtimber inventories on private land have increased by ~14% since 2010 • Since 2013, 21 projects have been completed adding an additional 2.3 billion board feet (bbf) of capacity to the US South • This represents an increase of ~14% over the 2013 US South sawtimber consumption of 16.6 bbf • From 2019 – 2021 another 2.9 bbf are projected to come online, a gain of ~15% over the 2018 US South sawtimber consumption of 18.9 bbf • Approximately 44% of the projected new capacity is coming from greenfield mills with an estimated average capital commitment of $125m / project 3 Source: FEA, RISI, RBC Capital Markets

NEW INVESTMENT IN THE US SOUTH • Mill investment has partially been allocated to regions with significant supply overhang • Regions with less overhang but other attractive attributes, including better labor markets or closer proximity to end- use markets, have also seen mill investment and should see greater price appreciation more quickly 4 Source: Forisk

SAWMILL CAPACITY GAINS: 2017- 2021 5 Source: TimberMart-South

US SOUTH PINE SUPPLY: PRESENT 6 Source: US Forest Service, Forisk

US SOUTH PINE SUPPLY: A LOOK AT DEMAND INCREASES THROUGH 2021 7 Source: US Forest Service, Management Estimates, Forisk

HISTORICAL US LOG DEMAND • Over the past 18 years consumption in the US Northwest has remained relatively constant • The US South was hit the hardest by the US recession • From 2006 to 2009, log demand dropped (~33%) to 14.3 bbf • US South log demand has been steadily climbing since 2010 and is predicted to reach 21-22 bbf by 2022 US Sawtimber Demand (bbf) Projected 25.00 20.00 15.00 10.00 5.00 - West Coast Inland West South 8 Source: FEA

MILL EXPANSION: BARRIERS TO ENTRY Continued oversupply has suppressed sawtimber price appreciation. Mill expansion in the South is logical given the high sawmill margins supported by these lower sawlog prices. However, finding the right site to build or expand comes with several hurdles to construction: • Location • Power grid needs • Rail system • Plentiful water source • Property, Plant & Equipment • Cost of steel rising • Backlog of manufacturing equipment • Labor • Shortage of labor – low unemployment • Ability to find quality employees looking for mill work • Trucking and logging capacity • Insurance 9

USE OF CASH – PUBLIC MANUFACTURING COMPANIES

The increase in cash balances of the public manufacturing companies has helped drive mill expansion in the US South



Cash Balance of Public Manufacturing Companies
$2,500
$2,000
$1,500
$1,000
$500
-
$ Millions
27% Annual Growth
12/2015
12/2016
12/2017
12/2018

Year	Capital Use	Companies
2016	Mill Improvement / Expansion	CFP – Canfor Southern Pine headquarters opens in Mobile, AL IFP – Announcement of mill improvements and optimization in the US South WFT – $33m capital investment in Newberry County, SC
	Dividend Increase / Share Buyback	PCH - $6m common stock repurchases WFT - $212m of share repurchases WY - $1.5b of common stock repurchases, $313m of dividend increase
2017	Mill Improvement / Expansion	CFP – Production increase of existing Southern mills of 350mmbf by 2019 CFX - $64m of mill modernization in El Dorado, AR WFT - $430m acquisition of Gilman
	Dividend Increase / Share Buyback	CFP - $67m of share repurchase
2018	Mill Improvement / Expansion	CFP – Acquisition of Vida and Elliot Sawmilling Co. in SC. Production increase of existing Southern mills of 350mmbf IFP – Announcement of $305m expansion in the US South by 2021 CFX - $258m acquisition of two mills in FL & AR
	Dividend Increase / Share Buyback	CFP - $63m of share repurchase IFP - $12m of share repurchases PCH - $40m of dividends payed to investors in excess of cash operations WFT - $119m of share repurchases WY - $366m of common stock repurchases, $169m of dividends payed to investors in excess of cash operations

Notes: Exchange rate 1USD = 1.35CAD
IFP – Interfor Corp, CFP – Canfor Corp, CFX – Conifex Timber, PCH – PotlatchDeltic Corp, WFT – West Fraser Timber Co. Ltd., WY – Weyerhaeuser Company

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CatchMark

CAPITAL ALLOCATION TO SECTOR • Current surveys indicate available capital allocated to fund managers at ~$3.8 billion • Commitments have averaged ~$3.9 billion over the past 13 years(1) • Fund commitment levels still high in spite of headwinds: • Low number of available transactions • Dislocation between lumber and timber pricing • Below trend housing starts • Negative press Timberland Acquisitions in the US South(2) $1,500 $1,200 $900 $600 $300 Acquisition Values (millions) $- 2014 2015 2016 2017 2018 2019 Private TIMO Public Companies 11 Source: (1)TimberLink (2) ERA, RISI

STRENGTH IN THE SOUTH • Capital has remained available and has continued to flow into the US South, both into mill assets and timberland • An oversupply of softwood sawtimber and the potential for attractive margins on lumber production have attracted increased capital to the US South • This capital inflow into better mills increases lumber manufacturing productivity of the US South, creating a stronger and more efficient market • Additional capacity should decrease sawtimber over-supply in time 12